FIRST AMENDMENT TO LEASE TERMINATION AGREEMENT

This First Amendment to Lease Termination Agreement (this “Amendment”) is made and entered into as of March 17, 2010 (the “Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Termination Agreement dated as of April 29, 2009 (the “Agreement”); and

WHEREAS, Landlord and Tenant wish to amend the Agreement in order to modify the payment of termination consideration by Tenant to Landlord.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Landlord acknowledges that Landlord has received the payments described in Subsections 2(a) and 2(b) of the Agreement.

2. Subsection 2(c) of the Agreement is hereby deleted and replaced with the following:

Eight Hundred Thousand Dollars ($800,000), as follows: (i) Two Hundred Thousand Dollars ($200,000) within five (5) days after the Execution Date and (ii) One Hundred Thousand Dollars ($100,000) on each of the following dates: July 15, 2010, August 15, 2010, September 15, 2010, October 15, 2010, November 15, 2010, and December 15, 2010.

3. All of the other terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors. From and after the Execution Date, when the term “Lease Termination Agreement” is used, it shall mean the Lease Termination Agreement, as modified by this Amendment.

4. Except as modified by this Amendment, the Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Agreement, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Agreement, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Agreement” as used in the Agreement shall mean the Agreement, as modified by this Amendment.

5. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

6. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Execution Date.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

EMISPHERE TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title: